EXHIBIT 3.18


                            MCNEILUS FINANCIAL, INC.
                                     BY-LAWS

                                   ARTICLE I.

                                     OFFICES

        1.01 Registered Office and Agent. The registered office and registered agent of the corporation shall be as designated with the Secretary of State of the State of Texas, as they may be changed from time to time.

        1.02 Other Offices. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine, or as the business of the corporation may require.


                                   ARTICLE II.

                                  SHAREHOLDERS

        2.01 Place and Manner of Meetings. All meetings of the shareholders shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Shareholders may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        2.02 Annual Meeting. An annual meeting of the shareholders, commencing with the year following the adoption of these by-laws, shall be held on the third Monday during the month of March, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 o'clock A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the shareholders hall elect a board of directors, and transact such other business as may properly be brought before the meeting.

        2.03 Voting List. At least ten days before each meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

        2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, or by these by-laws, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

        2.05 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting either personally or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting, provided that such notice may be waived as provided in Section 5.02 of these by-laws. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

        2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statue, by the articles of incorporation or by these by-laws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation, or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. At any meeting of the shareholders each shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, and being dated not more than eleven months prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these by-laws. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

        2.09 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than fifty days prior to said meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. IN the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

        2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

                                  ARTICLE III.

                                    DIRECTORS

        3.01 Management. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

        3.02 Number; Qualification; Election; Term. The number of directors which shall constitute the whole board shall be not less than one (1) nor more than nine (9). The number of directors which shall constitute the initial board of directors shall be the number fixed by the articles of incorporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors.

        3.03 Change in Number. the number of directors may be increased or decreased from time to time as provided for in Section 3.02 by amendment to these by-laws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

        3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

        3.05 Vacancies. Any vacancy occurring in the board of directors (by death, resignation, retirement, removal or otherwise) may be filled by an affirmative vote of a majority of the directors then in office, thought less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of this predecessor in office.

        3.06 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

        3.07 Place and Manner of Meeting. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas. Members of the board of directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear either other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        3.08 First Meetings. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

        3.09 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

        3.10 Special Meetings. Special meetings of the board of directors may be called by the president on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, or by the articles of incorporation, or by these by-laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

        3.11 Action Without Meeting. Any action required by statute to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

        3.12 Quorum; Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by statute, by the articles of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without, without notice other than announcement at the meeting, until a quorum is present.

        3.13 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. Not such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

        3.14 Procedure. The board of directors shall keep regular minutes of its proceedings. The minute shall be placed in the minute book of the corporation.

        3.15 Interested Directors, Officers and Shareholders.

        (A) Validity. Any contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction or his participation in such meeting or authorization.

        (B) Disclosure, Approval. The foregoing shall, however, apply only if the interest of each such director, officer or shareholder is know or disclosed:

             1. To the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

             2. To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

        (C) Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE IV.

                               EXECUTIVE COMMITTEE

        4.01 Designation. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee, to consist of two or more of the directors of the corporation.

        4.02 Authority. The executive committee, to the extent provided in such resolution, shall have any may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the articles of incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

        4.03 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

        4.04 Removal. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgement the best interest of the corporation will be served thereby.

        4.05 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.


                                   ARTICLE V.

                                     NOTICE

        5.01 Method. Whenever by statute or the articles of incorporation or these by-laws, notice is required to be given to any shareholder or director, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but nay such notice may be given in writing, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails. Notice to directors may also be given by telegram, with such notice being deemed to have been given when the telegram is delivered to the telegraph company.

        5.02 Waiver. Whenever, by statute or the articles of incorporation or these by-laws, notice is required to be given to any shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.


                                   ARTICLE VI.

                                    OFFICERS

        6.01 Number. The officers of the corporation shall consist of a chairman, president, one or more vice-presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person, except that the president and secretary shall not be the same person.

        6.02 Election. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a chairman, president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board, a shareholder, or a resident of Texas.

        6.03 Other Officers. The board of directors may elect or appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

        6.04 Term. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.

        6.05 Removal. Any officer or agent or member of a committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

        6.06 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

        6.07 Compensation. The compensation of all officers and agents shall be fixed by the board of directors.

        6.08 Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation. Subject to the control of the board of directors, he shall supervise the president and be responsible, through the president, for the control of all of the business and affairs of the corporation. In the absence of the president or otherwise, he shall have continuing general powers of supervision and management of the corporation. When present, he shall preside at all meetings of the shareholders and of the board of directors. He shall see that all resolutions and orders of the board of directors and its committees are carried into effect. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the board of directors. Except as otherwise provided by law or the board of directors, he also may authorize the president, any vice-president or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers of supervision of the business of the corporation.

        6.09 President.       The president shall be the chief operating
   officer of the corporation. Subject to the control of the board of directors and the supervision of the chairman of the board, he shall have the general management and control of the business of the corporation. In the absence of the chairman of the board he may preside at all meetings of the shareholders and of the board of directors. He shall have authority, subject to such rules as may be prescribed by the board of directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the president. In the absence of the chairman of the board he shall have authority to sign, execute, and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the board of directors. Except as otherwise provided by law or the board of directors, in the absence of the chairman of the board he may authorize any vice-president or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers and duties usually vested in the office of the president of a corporation, except for those which are vested in the chairman of the board by Section 6.08.

        6.10 Vice-President. The vice-presidents in the order of their seniority, unless otherwise determined by the board of directors shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. The board of directors may designate a vice-president as the chief financial officer of the corporation, in which event he shall have responsibility for financial matters that affect the corporation other than those expressly provided for the treasurer. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman or president may from time to time delegate.

        6.11 Secretary. The secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of the meetings of the board of directors and shareholders where such notices are required by these by-laws to be given. He shall keep in safe custody the seal of the corporation, and when authorized by the board or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

        6.12 Treasurer.

        (A) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        (B) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

        (C) If required by the board of directors, he shall give the corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, or other property of whatever kind in his possession or under his control belonging to the corporation.

        (D) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, or as the chairman or president may from time to time delegate.

        6.13 Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

        6.14 Filling of Offices. The board of directors of the corporation shall not be required to fill the offices of vice president, assistant secretary, and assistance treasurer, or to name an executive committee until, in the opinion of the board, there is a need for such offices, or any of them, to be filled.


                                  ARTICLE VII.

                          CERTIFICATES AND SHAREHOLDERS

        7.01 Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by the laws of the State of Texas. They shall be signed by the president or a vice-president and the secretary or assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation, the signature of such officer may be a facsimile.

        7.02 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

        7.03 Transfer of Shares.   Shares of stock shall be transferable only
   on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender, to the corporation or its transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        7.04 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

        7.05 Preemptive Rights. No shareholder or any other person shall have any preemptive right whatsoever.


                                  ARTICLE VIII.

                               GENERAL PROVISIONS

        8.01 Dividends and Reserves.

        (A) Declaration and Payment. Subject to statute and the articles of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

        (B) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

        (C) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        8.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

        8.03 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

        8.04 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

        8.05 Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the board of directors may prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

        8.06 Indemnification.

        (A) Extent - Nonderivative Suits. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (if not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent or employee or in any other capacity of or in another corporation, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees), amounts paid in settlement (whether with or without court approval), judgements and fines actually and reasonably incurred by him in connection with such threatened or actual action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. The termination of any threatened or actual action, suit or proceeding by a settlement or by an adverse judgment or order a conviction; or upon a plea of guilty or of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

        (B) Extent - Derivative Suits. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or in any other capacity of or in another corporation, or a partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such threatened, pending or completed action or suit if the acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

        (C) Absolute Right. To the extend that a director, officer, employee or agent of the corporation, or a person serving in any other enterprise at the request of the corporation, shall have been successful on the merits or otherwise in defending against any threatened or actual action, suite or proceeding referred to in paragraph (A) of this Section
   8.06 or any threatened or actual action or suit referred to in paragraph
   (B) of this Section 8.06, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (D) Determination That Standard Has Been Met. Any indemnification under paragraph (A) of this Section 8.06, or under paragraph (B) of this
   Section 8.06 (unless ordered by a court), shall be made by the corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such paragraphs. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of disinterested directors, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

        (E) Advance Payment. The amount of any expenses incurred by a person in defending any threatened or actual action, suit or proceeding referred to in paragraph (A) of this Section 8.06 or any threatened or actual action or suit referred to in paragraph (B) of this Section 8.06 may be advanced to or for the benefit of such person by the corporation prior to the final disposition thereof as authorized by the board of directors in the specific case upon the receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

        (F) Nonexclusive; Continuation. The indemnification provided by this Section 8.06 shall not be deemed exclusive of any other rights to which the person claiming indemnification may be entitled under any agreement, any vote of shareholders or disinterested directors of the corporation, or otherwise, both as to any action in his official capacity and as to any action in another capacity while holding such office, and shall continue as to a person who shall have ceased to be a director, officer, employee or agent of the corporation or engaged in any other enterprise at the request of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

        (G) Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or in any other capacity of or in another corporation, or a partnership, joint venture, trust or other enterprise against any liability asserted against him an incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability by the provision of this Section 8.06.

        8.07 Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        8.08 Amendment of By-Laws. These by-laws may be repealed, altered or amended at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed repeal, alteration or amendment is contained in the notice of such meeting.

        8.09 Table of Contents; Headings. The table of contents and headings used in these by-laws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

        8.10 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these by-laws shall be invalid or inoperative, then, so far as is reasonable and possible:

        (A) The remainder of these by-laws shall be considered valid and operative; and

        (B) Effect shall be given to the intent manifested by the portion held invalid or inoperative.